Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Lee A. Brady, President and Chief Executive Officer and Michele M. Thompson, Executive Vice President and Chief Financial Officer of LaPorte Bancorp, Inc. (the “Company”) each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2008 and that to the best of their knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 31, 2009	/s/ Lee A. Brady
Date	Lee A. Brady
President and Chief Executive Officer

March 31, 2009	/s/ Michele M. Thompson
Date	Michele M. Thompson
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.